UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

MACROGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36112	06-1591613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 251-5172

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01.          Other Events.

On March 27, 2018, MacroGenics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, Deutsche Bank Securities Inc. and Evercore Group L.L.C., as representatives of the several underwriters named therein (collectively, the “Underwriters”) relating to the offer, issuance and sale (the “Offering”) of 4,500,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $21.25 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 675,000 shares of Common Stock, which the Underwriters exercised in full on March 28, 2018. The Offering closed on April 2, 2018. The net proceeds to the Company from the Offering were approximately $103.0 million, after deducting underwriting discounts and commissions and estimated offering expenses.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-214385) and a related prospectus supplement and an accompanying prospectus, in each case filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is not intended to provide any other factual information about the Company.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement. A copy of the legal opinion of Covington & Burling LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 27, 2018, by and among MacroGenics, Inc. and Leerink Partners LLC, Deutsche Bank Securities Inc. and Evercore Group L.L.C., as representatives of the Underwriters.

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.

Dated: April 2, 2018	By:	/s/ Jeffrey Peters
	Name:	Jeffrey Peters
	Title:	Vice President and General Counsel